                                                                     Exhibit 4.3


================================================================================


                          CARRIER1 INTERNATIONAL S.A.,
                                     Issuer


                                       and


                            THE CHASE MANHATTAN BANK,
                                     Trustee


                                  -------------


                                    Indenture


                          Dated as of February 19, 1999


                                  -------------


                       13 1/4% Senior Euro Notes due 2009


================================================================================



                              CROSS-REFERENCE TABLE




TIA SECTIONS                                                  INDENTURE SECTIONS

Section 310(a)(1)............................................        7.10
           (a)(2)............................................        7.10
           (b)...............................................        7.03; 7.08
Section 311(a)...............................................        7.03
           (b)...............................................        7.03
Section 312(a)...............................................        2.04
           (b)...............................................       11.02
           (c)...............................................       11.02
Section 313(a)...............................................        7.06
           (b)(2)............................................        7.07
           (c)...............................................        7.05; 7.06; 11.02
           (d)...............................................        7.06
Section 314(a)...............................................        7.05; 11.02
           (a)(4)............................................        4.17; 11.02
           (b)...............................................       10.01
           (c)(1)............................................       11.03
           (c)(2)............................................       11.03
           (d)...............................................       10.01
           (e)...............................................        4.17; 11.04
Section 315(a)...............................................        7.02
           (b)...............................................        7.05; 11.02
           (c)...............................................        7.02
           (d)...............................................        7.02
           (e)...............................................        6.11
Section 316(a)(1)(A).........................................        6.05
           (a)(1)(B).........................................        6.04
           (b)...............................................        6.07
           (c)...............................................        9.03
Section 317(a)(1)............................................        6.08
           (a)(2)............................................        6.09
           (b)...............................................        2.05
Section 318(a)...............................................       11.01
           (c)...............................................       11.01

---------------------------
Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.





                               TABLE OF CONTENTS*
                                                                                           Page


                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE


         SECTION 1.01.  DEFINITIONS...........................................................2
         SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT....................29
         SECTION 1.03.  RULES OF CONSTRUCTION................................................29

                                   ARTICLE TWO
                                    THE NOTES

         SECTION 2.01.  FORM AND DATING......................................................30
         SECTION 2.02.  RESTRICTIVE LEGENDS..................................................31
         SECTION 2.03.  EXECUTION, AUTHENTICATION AND DENOMINATIONS..........................34
         SECTION 2.04.  REGISTRAR AND PAYING AGENT...........................................35
         SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST..................................36
         SECTION 2.06.  TRANSFER AND EXCHANGE................................................37
         SECTION 2.07.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES...............................38
         SECTION 2.08.  SPECIAL TRANSFER PROVISIONS..........................................39
         SECTION 2.09.  REPLACEMENT NOTES....................................................43
         SECTION 2.10.  OUTSTANDING NOTES....................................................43
         SECTION 2.11.  TEMPORARY NOTES......................................................44
         SECTION 2.12.  CANCELLATION.........................................................44
         SECTION 2.13.  CUSIP NUMBERS........................................................44
         SECTION 2.14.  DEFAULTED INTEREST...................................................45
         SECTION 2.15.  ISSUANCE OF ADDITIONAL NOTES.........................................45

                                  ARTICLE THREE
                                   REDEMPTION

         SECTION 3.01.  RIGHT OF REDEMPTION..................................................45
         SECTION 3.02.  NOTICES TO TRUSTEE...................................................46
         SECTION 3.03.  SELECTION OF NOTES TO BE REDEEMED....................................46
         SECTION 3.04.  NOTICE OF REDEMPTION.................................................47
         SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION.......................................48
         SECTION 3.06.  DEPOSIT OF REDEMPTION PRICE..........................................48

--------------------------

Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.


         SECTION 3.07.  PAYMENT OF NOTES CALLED FOR REDEMPTION...............................48
         SECTION 3.08.  NOTES REDEEMED IN PART...............................................48

                                  ARTICLE FOUR
                                    COVENANTS

         SECTION 4.01.  PAYMENT OF NOTES.....................................................49
         SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY......................................49
         SECTION 4.03.  LIMITATION ON INDEBTEDNESS...........................................50
         SECTION 4.04.  LIMITATION ON RESTRICTED PAYMENTS....................................53
         SECTION 4.05.  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                  RESTRICTED SUBSIDIARIES....................................................57
         SECTION 4.06.  LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
                  SUBSIDIARIES...............................................................59
         SECTION 4.07.  LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.....59
         SECTION 4.08.  LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES..........60
         SECTION 4.09.  LIMITATION ON LIENS..................................................62
         SECTION 4.10.  LIMITATION ON SALE-LEASEBACK TRANSACTIONS............................62
         SECTION 4.11.  LIMITATION ON ASSET SALES............................................63
         SECTION 4.12.  REPURCHASE OF NOTES UPON A CHANGE OF CONTROL.........................65
         SECTION 4.13.  EXISTENCE............................................................65
         SECTION 4.14.  PAYMENT OF TAXES AND OTHER CLAIMS....................................65
         SECTION 4.15.  MAINTENANCE OF PROPERTIES AND INSURANCE..............................65
         SECTION 4.16.  NOTICE OF DEFAULTS...................................................66
         SECTION 4.17.  COMPLIANCE CERTIFICATES..............................................66
         SECTION 4.18.  COMMISSION REPORTS AND REPORTS TO HOLDERS............................66
         SECTION 4.19.  WAIVER OF STAY, EXTENSION OR USURY LAWS..............................67
         SECTION 4.20.  ADDITIONAL AMOUNTS...................................................67

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

         SECTION 5.01.  WHEN COMPANY MAY MERGE, ETC..........................................69
         SECTION 5.02.  SUCCESSOR SUBSTITUTED................................................70

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

         SECTION 6.01.  EVENTS OF DEFAULT....................................................71
         SECTION 6.02.  ACCELERATION.........................................................72
         SECTION 6.03.  OTHER REMEDIES.......................................................73

                                       iii


         SECTION 6.04.  WAIVER OF PAST DEFAULTS..............................................73
         SECTION 6.05.  CONTROL BY MAJORITY..................................................74
         SECTION 6.06.  LIMITATION ON SUITS..................................................74
         SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.................................75
         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE...........................................75
         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.....................................75
         SECTION 6.10.  PRIORITIES...........................................................75
         SECTION 6.11.  UNDERTAKING FOR COSTS................................................76
         SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES...................................76
         SECTION 6.13.  RIGHTS AND REMEDIES CUMULATIVE.......................................76
         SECTION 6.14.  DELAY OR OMISSION NOT WAIVER.........................................76

                                  ARTICLE SEVEN
                                     TRUSTEE

         SECTION 7.01.  GENERAL..............................................................77
         SECTION 7.02.  CERTAIN RIGHTS OF TRUSTEE............................................77
         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.........................................78
         SECTION 7.04.  TRUSTEE'S DISCLAIMER.................................................78
         SECTION 7.05.  NOTICE OF DEFAULT....................................................78
         SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS........................................78
         SECTION 7.07.  COMPENSATION AND INDEMNITY...........................................79
         SECTION 7.08.  REPLACEMENT OF TRUSTEE...............................................80
         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.....................................81
         SECTION 7.10.  ELIGIBILITY..........................................................81
         SECTION 7.11.  MONEY HELD IN TRUST..................................................81

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

         SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS.................................81
         SECTION 8.02.  DEFEASANCE AND DISCHARGE OF INDENTURE................................82
         SECTION 8.03.  DEFEASANCE OF CERTAIN OBLIGATIONS....................................85
         SECTION 8.04.  APPLICATION OF TRUST MONEY...........................................86
         SECTION 8.05.  REPAYMENT TO COMPANY.................................................86
         SECTION 8.06.  REINSTATEMENT........................................................87


                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01.  WITHOUT CONSENT OF HOLDERS...........................................87




         SECTION 9.02.  WITH CONSENT OF HOLDERS..............................................88
         SECTION 9.03.  REVOCATION AND EFFECT OF CONSENT.....................................89
         SECTION 9.04.  NOTATION ON OR EXCHANGE OF NOTES.....................................90
         SECTION 9.05.  TRUSTEE TO SIGN AMENDMENTS, ETC......................................90
         SECTION 9.06.  CONFORMITY WITH TRUST INDENTURE ACT..................................90

                                   ARTICLE TEN
                                    SECURITY
         SECTION 10.01.  SECURITY............................................................90

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

         SECTION 11.01.  TRUST INDENTURE ACT OF 1939.........................................92
         SECTION 11.02.  NOTICES.............................................................92
         SECTION 11.03.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..................94
         SECTION 11.04.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.......................94
         SECTION 11.05.  RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR.........................95
         SECTION 11.06.  PAYMENT DATE OTHER THAN A BUSINESS DAY..............................95
         SECTION 11.07.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.......................95
         SECTION 11.08.  NO RECOURSE AGAINST OTHERS..........................................95
         SECTION 11.09.  SUCCESSORS..........................................................95
         SECTION 11.10.  DUPLICATE ORIGINALS.................................................96
         SECTION 11.11.  SEPARABILITY........................................................96
         SECTION 11.12.  TABLE OF CONTENTS, HEADINGS, ETC....................................96
         SECTION 11.13.  METHOD OF PAYMENT...................................................96
         SECTION 11.14.  SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. ......97
         SECTION 11.15.  JUDGMENT CURRENCY...................................................97
         SECTION 11.16.  GOVERNING LAW.......................................................98

EXHIBIT A    Form of Note
EXHIBIT B    Form of Certificate
EXHIBIT C    Form of Certificate to Be Delivered in Connection with
             Transfers Pursuant to Non-QIB Accredited Investors
EXHIBIT D-1  Form of Certificate to Be Delivered in Connection with
             Transfers Pursuant to Regulation S
EXHIBIT D-2  Form of Certificate to Be Delivered by Transferees in Connection
             with Transfers Pursuant to Regulation S

     INDENTURE, dated as of February 19, 1999, between Carrier1 International S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg (the "COMPANY"), and The Chase Manhattan Bank, a New York banking corporation, trustee (the "TRUSTEE").


                                    RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to Euro 85,000,000 aggregate principal amount of the Company's 13.25% Senior Euro Notes due 2009 (the "NOTES") issuable as provided in this Indenture. The Company has agreed to issue and sell a total of 85,000 Units (the "EURO UNITS"), each of which consists of one Note and one warrant (a "EURO WARRANT"), each Euro Warrant initially entitling the holder thereof to purchase 7.53614 hares of Common Stock, par value $2.00 per share ("COMMON SHARES"), of the Company, subject to adjustment. The Notes and Euro Warrants included in each Euro Unit will become separately transferable upon the earliest to occur of (i) the date that is six months following the Closing Date, (ii) the commencement of the Exchange Offer pursuant to the Registration Rights Agreement, (iii) the date the Shelf Registration Statement is declared effective and (iv) a date determined by Morgan Stanley & Co. Incorporated (the "SEPARATION DATE"). The Company has also agreed to issue and sell a total of 160,000 Units (the "DOLLAR UNITS"), each of which consists of one $1,000 13.25% Senior Dollar Note due 2009 (a "DOLLAR NOTE") and one warrant (a "DOLLAR WARRANT"), each Dollar Warrant initially entitling the holder thereof to purchase 6.71013 Common Shares, subject to adjustment. The Notes will be partially secured pursuant to the terms of a Pledge Agreement (as defined herein) by Pledged Securities (as defined herein) as provided by Article Ten of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. DEFINITIONS.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or consolidated with a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

     "ADDITIONAL AMOUNTS" has the meaning provided in Section 4.20.

     "ADDITIONAL NOTES" has the meaning provided in Section 2.15.

     "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and
     (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period;

          (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
     Section 4.04 of this Indenture (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

          (iii) the net income of any Restricted Subsidiary other than a Permanent Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted (after giving effect to any effective waiver, consent or approval) by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (iv) any gains or losses attributable to Asset Sales (without regard to clause (c) or (d) in the proviso to the definition thereof);

          (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
     Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries;

          (vi) all extraordinary gains and extraordinary losses or extraordinary charges;

          (vii) any compensation expense to the extent paid or payable solely with Capital Stock (other than Disqualified Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company; and

          (viii) the cumulative effect of a change in accounting principles.

     "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.18.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means any Registrar, Co-Registrar or Paying Agent.

     "AGENT MEMBERS" has the meaning provided in Section 2.07(a).

     "ASSET ACQUISITION" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment, as determined in good faith by the Board of Directors (whose determination shall be conclusive and evidenced by a Board Resolution) or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition, as determined in good faith by the Board of Directors (whose determination shall be conclusive and evidenced by a Board Resolution).

     "ASSET DISPOSITION" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock of or any other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five of this Indenture; PROVIDED that "Asset Sale" shall not include (a) sales, transfers or other dispositions of Temporary Cash Investments, inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment (or a transaction excluded from the definition of the term "Restricted Payments") permitted to be made under Section 4.04, (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $2 million in any transaction or series of related transactions, or (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (B) of the second paragraph of Section 4.11.

     "AVERAGE LIFE" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

     "BOARD RESOLUTION" means a copy of a resolution of the Board of Directors of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such adoption, delivered to the Trustee.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, in Frankfurt, in the city of the Corporate Trust Office of the Trustee or in the city in which any Paying Agent or Registrar is located are authorized by law to close.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "CAPITALIZED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under a Capitalized Lease.

     "CEDEL BANK" means Cedel Bank, societe anonyme, and any successor thereto.

     "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% (50%, if the Permitted Holders hold more than 35% of the voting power of the Voting Stock of the Company on a fully diluted basis) of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by Permitted Holders on such date; or (ii) during any period of two consecutive years beginning on or after the Closing Date, individuals who at the beginning of such period were members of the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "CLOSING DATE" means the date on which the Notes are first issued under this Indenture.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "COMMON DEPOSITARY" means Chase Manhattan Bank London Branch or any of its successors acting in the capacity of common depositary for Euroclear and Cedel Bank.

     "COMMON SHARES" has the meaning provided in the recitals to this Indenture.

     "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation all series and classes of such common stock.

     "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

     "COMPANY ORDER" means a written request or order signed in the name of the Company by a Senior Officer and another Officer, or by two Senior Officers, and delivered to the Trustee.

     "CONSOLIDATED EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) provision for all taxes based on income, profits or capital, (iii) depreciation expense, (iv) amortization expense (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than any item reversing, offsetting or reducing any such accrual or reserve), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "CONSOLIDATED LEVERAGE RATIO" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to
(ii) four times the amount of Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 of this Indenture (such quarter being the "QUARTER"); PROVIDED that, in making the foregoing calculation, (A) PRO FORMA effect shall be given, in calculating the amount of Indebtedness outstanding on the Transaction Date, to any Indebtedness to be Incurred on the Transaction Date, or to be repaid, repurchased, redeemed or otherwise retired or discharged on the Transaction Date; (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Quarter through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into, or consolidated with, the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the full fiscal quarter immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

     "CONSOLIDATED NET WORTH" means, at any date of determination, shareholders' equity (plus, to the extent not otherwise included, Preferred Stock of the Company) as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Trinity Tower, 9 Thomas More St., London E1 917T; Attention: Manager Global Trust Operation, with respect to all Notes other than the Global DTC Notes, and located at 450 West 33rd Street, New York, New York 10001; Attention:
Capital Markets Fiduciary Services, with respect to the Global DTC Notes.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means, with respect to the Global Notes other than the Global DTC Notes, Euroclear and Cedel Bank and, with respect to the Global DTC Notes, DTC.

     "DISINTERESTED MEMBER" means, with respect to any transaction, a member of the Board of Directors having no material financial interest in or with respect to such transaction. A member of the Board of Directors shall not be deemed to have such a financial interest solely by reason of such member's holding Capital Stock of the Company or any parent thereof or any options, warrants or other rights in respect of such Capital Stock.

     "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.12 of this Indenture and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.11 and 4.12 of this Indenture.

     "DOLLAR NOTE" has the meaning provided in the recitals to this Indenture (and includes the Exchange Notes as defined in the Dollar Notes Indenture).

     "DOLLAR NOTES INDENTURE" means the Indenture dated as of the Closing Date between the Company, The Chase Manhattan Bank, trustee, relating to the Dollar Notes, as such indenture may be amended or supplemented from time to time.

     "DOLLAR UNITS" has the meaning provided in the recitals to this Indenture.

     "DOLLAR WARRANT" has the meaning provided in the recitals to this Indenture.

     "DOLLAR WARRANT AGREEMENT" means the Warrant Agreement dated as of the Closing Date between the Company and The Chase Manhattan Bank, warrant agent, relating to the Dollar Warrants, as such agreement may be amended or modified from time to time.

     "DTC" means The Depository Trust Company, its nominees, and their respective successors.

     "EUROCLEAR" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear system and any successor thereto.

     "EUROPEAN GOVERNMENT OBLIGATIONS" means securities that are direct and unconditional obligations of the Belgium, Dutch, French, German or Swiss government and are not callable or redeemable at the option of the issuer thereof; PROVIDED that at the time of determination the conversion rate between the sovereign currency of such country and the Euro is fixed, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such European Government Obligation or a specific payment of interest on or principal of any such European Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the European Government Obligation or the specific payment of interest on or principal of the European Government Obligation evidenced by such depository receipt.

     "EUROPEAN GOVERNMENT SECURITIES" means securities that are direct and unconditional obligations of the German government meeting the requirements of the Pledge Agreement relating to the Euro Notes.

     "EUROPEAN UNION" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden, and the United Kingdom; as well as any other country which at the time of determination is a member of the European Union.

     "EURO UNITS" has the meaning provided in the recitals to this Indenture.

     "EURO WARRANT" has the meaning provided in the recitals to this Indenture.

     "EURO WARRANT AGREEMENT" means the Warrant Agreement dated as of the Closing Date between the Company and The Chase Manhattan Bank, warrant agent, relating to the Euro Warrants, as such agreement may be amended or modified from time to time.

     "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

     "EXCESS PROCEEDS" has the meaning provided in Section 4.11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934.

     "EXCHANGE NOTES" means any securities of the Company containing terms substantially identical to the Notes (except that (i) such Exchange Notes shall be registered under the Securities Act and shall not bear the Private Placement Legend and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture (or in the case of Additional Notes, any registration rights agreement related thereto).

     "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of clause (viii) of the second paragraph of Section 4.03, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking or appraisal firm and set forth in their written opinion which shall be delivered to the Trustee.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession; PROVIDED, HOWEVER, that all reports and other financial information provided by the Company to the Holders of the Notes or the Trustee shall be prepared in accordance with GAAP as in effect from time to time. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization or write-off of any expenses incurred in connection with the offering of the Units and (ii) the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "GERMAN NETWORK" means the fiber optic network to be built in Germany by the Company or any of its Restricted Subsidiaries with affiliates of Viatel, Inc. and Metromedia Fiber Network Inc. contemplated by the letter of intent dated August 20, 1998.

     "GERMAN NETWORK L/C" means a letter of credit in an amount not to exceed $75 million issued to secure obligations of the Company or any of its Restricted Subsidiaries with respect to the German Network.

     "GLOBAL DTC NOTES" has the meaning provided in Section 2.01.

     "GLOBAL NOTES" has the meaning provided in Section 2.01.

     "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "GUARANTEED INDEBTEDNESS" has the meaning provided in Section 4.07.

     "HOLDER" or "NOTEHOLDER" means the registered holder of any Note.

     "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, enter into any Guarantee of or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" by means of the acquisition of more than 50% of the Capital Stock of any Person; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication):

          (i) all indebtedness of such Person for borrowed money;

          (ii) all principal obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) or other similar instruments securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not properly honored and drawn upon or, if properly honored and drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (v) all Capitalized Lease Obligations of such Person;

          (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

          (vii) all Indebtedness of other Persons Guaranteed by such Person; PROVIDED that the amount of Indebtedness of such Person shall be the lesser of (A) the amount Guaranteed and (B) the amount of such Indebtedness of such other Persons; and

          (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements, except if such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder.

     The amount of Indebtedness of any Person as described above at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations as described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that obligations for money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest, (C) that the amount of an obligation in respect of a letter of credit or other similar instrument is the aggregate undrawn and unexpired amount thereof plus the aggregate amount of drawings properly honored thereunder that have not then been reimbursed, and (D) that "Indebtedness" shall not include any liability for federal, state, local or other taxes. Indebtedness shall not be deemed to include any obligation arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, PROVIDED that such obligation is extinguished within five business days of its Incurrence.

     "INDENTURE" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "INTEREST PAYMENT DATE" means each semiannual interest payment date on February 15 and August 15 of each year, commencing August 15, 1999.

     "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances, loans or other extensions of credit to customers or suppliers in the ordinary course of business to the extent required by GAAP to be recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; PROVIDED that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 of this Indenture, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     "JUDGMENT CURRENCY" has the meaning provided in Section 11.15.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "MANAGEMENT INVESTOR" means any officer, director, employee or other member of the management of the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale when received in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, including as a consequence of any transfer of funds in connection with the application thereof in accordance with
Section 4.11, (iii) payments made, or required to be made, to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either
(A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders in a Restricted Subsidiary or joint venture as a result of such Asset Sale by or of such Restricted Subsidiary or joint venture, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities or obligations associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. In the event that any consideration for any Asset Sale that would otherwise constitute Net Cash Proceeds is required to be held in escrow pending determination of whether a purchase price adjustment, indemnification or other payment or other similar adjustment will be made, such consideration will become Net Cash Proceeds only when and to the extent released from escrow to the Company or a Restricted Subsidiary.

     "NON-U.S. PERSON" means a person who is not a "U.S. person" (as defined in Regulation S).

     "NOTES" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture, and any Additional Notes. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

     "NOTES GUARANTEE" means any Guarantee of the Company's obligations with respect to the Notes by a Permanent Guarantor or any Subsidiary Guarantor.

     "OFFER TO PURCHASE" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and providing notice to each Holder stating:

          (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED, that each Note purchased and each new Note issued shall be in a principal amount of Euro1,000 or an integral multiple thereof.

     On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of Euro1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent the provisions of any such laws or regulations conflict with the provisions of this Indenture, the Company will comply with such laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

     "OFFICER" means, with respect to the Company, any of (i) a member of the Board of Directors, or the Chairman, the President, the Chief Executive Officer, a Vice President, the Chief Operating Officer or the Chief Financial Officer of the Company, or any officer of any Restricted Subsidiary acting as chief executive officer, chief operating officer, chief accounting officer or chief financial officer of the Company (any Officer or other person described in this clause (i), a "Senior Officer"), (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or Carrier1 International GmbH, or any officer of any Restricted Subsidiary acting as treasurer of the Company, and (iii) any officer or employee of the Company or any Restricted Subsidiary designated by the Board of Directors as an Officer for purposes of the Indenture.

     "OFFICERS' CERTIFICATE" means a certificate signed by one Senior Officer and one other Officer or two Senior Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e) to the extent required thereby.

     "OFFSHORE GLOBAL NOTES" has the meaning provided in Section 2.01.

     "OFFSHORE PHYSICAL NOTES" has the meaning provided in Section 2.01.

     "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or Carrier1 International GmbH, that meets the requirements of Section 11.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e) to the extent required thereby.

     "PARI PASSU INDEBTEDNESS" has the meaning provided in Section 4.11.

     "PAYING AGENT" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

     "PAYMENT DATE" has the meaning provided in the definition of Offer to Purchase.

     "PERMANENT GUARANTOR" means a Restricted Subsidiary that irrevocably guarantees the payment of the Notes on an unsubordinated basis; provided that such guarantee may provide that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer (including by way of merger or consolidation), to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange, transfer or other transaction is not prohibited by this Indenture),
(ii) the legal or covenant defeasance of the Notes or satisfaction and discharge of this Indenture, subject to customary contingent reinstatement provisions or
(iii) upon the merger or consolidation of the Permanent Guarantor with and into the Company or another Permanent Guarantor that is the surviving Person in such merger or consolidation.

     "PERMITTED HOLDER" means any of the following: any of Providence Equity Partners L.P., Providence Equity Partners II L.P., Providence Equity Partners III L.P., Primus Capital Fund IV Limited Partnership and Primus Executive Fund Limited Partnership and any of the respective Affiliates or successors of the foregoing.

     "PERMITTED INVESTMENT" means:

          (i) an Investment in the Company (including the Notes or the Dollar Notes) or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

          (ii) Temporary Cash Investments;

          (iii) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (iv) stock, obligations, securities or other Investments received (a) in satisfaction of judgments or (b) in settlement of debts, or as a result of foreclosure, perfection or enforcement of any Lien, in each case under this clause (b) arising in the ordinary course of business and not in contemplation of the acquisition of such stock, obligations, securities or other Investments;

          (v) Investments in negotiable instruments held for collection, lease, utility and worker's compensation, performance and other similar pledges or deposits and other pledges or deposits permitted under Section 4.09;

          (vi) obligations under Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

          (vii) Investments in a joint venture to cover the Company's portion of the cost (including the cost of design, development, acquisition, construction, installation and improvement) of building a telecommunications network (or network segment) in Europe, provided that the Company or any of its Restricted Subsidiaries will directly own their portion of such network (or network segment); and Investments in joint ventures to acquire or maintain or otherwise relating to any rights-of-way, wayleaves, governmental approvals, licenses, franchises or concessions relating to any such network (or network segment);

          (viii) Investments in any Person in an aggregate amount not to exceed 25% of any gains (net of any losses) attributable to Asset Sales after the Closing Date and prior to the date of such Investment; and

          (ix) loans or advances to directors, officers or employees of the Company or any Restricted Subsidiary that do not in the aggregate exceed $3 million at any time outstanding.

     "PERMITTED JOINT VENTURE" means any joint venture between the Company or any Restricted Subsidiary and any Person other than a Subsidiary, engaged in the provision or sale of telecommunications services, or in any other business that is related, ancillary or complementary to the provision or sale of telecommunications services, as determined in good faith by the Board of Directors (whose determination shall be conclusive if evidenced by a Board Resolution); PROVIDED that prior to making any Investment in such a Person, the Company's Board of Directors shall have determined that such Investment fits the Company's strategic plan and is on terms that are fair and reasonable to the Company.

     "PERMITTED LIENS" means:

          (i) Liens for taxes, assessments, governmental charges or claims not yet delinquent, or that in the aggregate are not material, or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (ii) statutory and common law Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen or repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or that have been bonded or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

          (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, licenses, obligations for utilities, statutory or regulatory obligations, bankers' acceptances, letters of credit, surety and appeal bonds, government or other contracts, completion guarantees, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (v) easements, rights-of-way, municipal and zoning ordinances, utility agreements, reservations, encroachments, restrictions and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property or assets (including leases on an indefeasible right-to-use basis); PROVIDED that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of the item of property or assets subject thereto and the original such Lien is created prior to, at the time of or within one year after the later of the acquisition, the completion of construction or the commencement of full operation of such property or assets, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements, accessions or proceeds in respect of such item;

          (vii) leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

          (viii) Liens encumbering property or assets under construction (and related rights) in favor of a contractor or developer, or arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xi) Liens (including extensions, renewals and replacements thereof) on property or assets of, or on shares of Capital Stock or Indebtedness of, any Person existing (in the case of the original such Lien) at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property, assets, Capital Stock or Indebtedness so acquired (plus improvements, accessions or proceeds (including dividends or distributions) in respect thereof);

          (xii) Liens in favor of the Company or any Restricted Subsidiary;

          (xiii) Liens arising from the rendering of a final judgment, order, decree or award against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

          (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness or other obligations under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

          (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (xviii) Liens on or sales or transfers of receivables (including related rights);

          (xix) Liens that secure Indebtedness or other obligations with an aggregate principal amount not in excess of $5 million at any time outstanding;

          (xx) Liens placed by any third party on property over which the Company or any Restricted Subsidiary has easement or other rights or on any leased property, or arising by reason of subordination or similar agreements relating thereto; and Liens arising by reason of any condemnation or eminent domain proceedings;

          (xxi) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (xxii) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (xxiii) Liens (including extensions, renewals and replacements thereof) on property or assets acquired by the Company or any Restricted Subsidiary; PROVIDED that (a) such Liens were not created in connection with or in anticipation of such acquisition, (b) such Liens do not secure Indebtedness other than Indebtedness assumed in connection with such acquisition, and (c) such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired (plus improvements, accessions or proceeds in respect thereof); and

          (xxiv) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose.

     "PHYSICAL NOTES" has the meaning provided in Section 2.01.

     "PLEDGE ACCOUNT" means an account established with a securities intermediary for the benefit of the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities to be purchased by the Company with a portion of the net proceeds from the sale of the Notes.

     "PLEDGE AGREEMENT" means the Euro Collateral Pledge and Security Agreement, dated as of the Closing Date, made by the Company in favor of the Trustee, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "PLEDGED SECURITIES" means the European Government Securities to be purchased by the Company and held in the Pledge Account in accordance with the Pledge Agreement.

     "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

     "PRINCIPAL" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Section 2.02(a).

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

         "REFINANCE" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including by way of any exchange of Indebtedness, or pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Indenture shall have a correlative meaning.

         "REGISTRAR" has the meaning provided in Section 2.04.

         "REGISTRATION" has the meaning provided in Section 4.18.

         "REGISTRATION RIGHTS AGREEMENT" means the Notes Registration Rights Agreement, dated February 12, 1999, between the Company and Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Warburg Dillon Read LLC and Bear, Stearns & Co. Inc. and certain permitted assigns specified therein.

         "REGISTRATION STATEMENT" means the Registration Statement as defined and described in the Registration Rights Agreement.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "RELEASED INDEBTEDNESS" means, with respect to any Asset Sale, (i) Indebtedness of the Company or any Restricted Subsidiary which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale; PROVIDED that the Company or such Restricted Subsidiary receives written, unconditional, valid and enforceable releases from each creditor, no later than the closing date of such Asset Sale and (ii) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale; PROVIDED that neither the Company nor any other Restricted Subsidiary thereafter Guarantees such Indebtedness.

         "RELEASED LIABILITIES" has the meaning provided in Section 4.11.

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any senior vice president, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee in its corporate trust department customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "RESTRICTED PAYMENTS" has the meaning provided in Section 4.04.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY REGISTER" has the meaning provided in Section 2.04.

         "SEPARATION DATE" has the meaning provided in the recitals to this Indenture.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

         "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "STRATEGIC SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any Permanent Guarantor Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by the Company or any of its Restricted Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company's obligations under the Notes; PROVIDED that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution or the sale of Capital Stock (other than Disqualified Stock) of the Company after the Incurrence of such Indebtedness.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "SUBSIDIARY GUARANTEE" has the meaning provided in Section 4.07.

         "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that Guarantees the Notes pursuant to Section 4.07.

         "TAXING AUTHORITY" has the meaning provided in Section 4.20.

         "TAXES" has the meaning provided in Section 4.20.

         "TEMPORARY CASH INVESTMENT" means any of the following:

                  (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

                  (ii) bankers' acceptances, time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above or clause (vi) below entered into with a bank meeting the qualifications described in clause (ii) above;

                  (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                  (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

                  (vi) direct obligations of, or obligations fully and unconditionally guaranteed by, (a) The Netherlands, the United Kingdom, France, Germany or Switzerland, or (b) any other member of the European Economic Community and rated at least "A" by S&P or Moody's.

         "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date this Indenture was executed, except as provided in Section 9.06.

         "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "UNITED STATES BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "UNITS" means the Dollar Units and the Euro Units.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than such amount, such designation would be permitted under Section 4.04 of this Indenture and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04 of this Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. GLOBAL DTC NOTES" has the meaning provided in Section 2.01.

         "U.S. GLOBAL NOTES" has the meaning provided in Section 2.01.

         "U.S. PHYSICAL NOTES" means the Notes issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) in accordance with Section 2.08(a).

         "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WARRANT AGREEMENTS" means the Dollar Warrant Agreement and the Euro Warrant Agreement.

         "WARRANTS" means the Dollar Warrants and the Euro Warrants.

         "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                   "INDENTURE SECURITIES" means the Notes;

                   "INDENTURE SECURITY HOLDER" means a Holder or a Noteholder;

                   "INDENTURE TO BE QUALIFIED" means this Indenture;

                   "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                   "OBLIGOR" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (i)    a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)  "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v)    provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and


                  (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                   ARTICLE TWO
                                    THE NOTES

         SECTION 2.01. FORM AND DATING. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. GLOBAL NOTES"), registered in the name of the nominee of the Depositary, deposited with the Common Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         Notes offered and sold in offshore transactions in reliance on Regulation S and Notes transferred in offshore transactions in reliance on Regulation S prior to February 19, 2000 shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A ("OFFSHORE PHYSICAL NOTES"). At any time after February 19, 2000, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "OFFSHORE GLOBAL NOTES"), registered in the name of the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee, may be deposited with the Common Depositary in exchange for any Offshore Physical Notes and the Registrar shall cancel the Offshore Physical Notes so exchanged. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         If a Holder of a U.S. Global Note notifies the Trustee in writing, in accordance with Section 11.02, that a holder of a beneficial interest in such Note wishes to hold such interest through DTC, one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. GLOBAL DTC NOTES") registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee shall be deposited with the Trustee as custodian for the Depositary or its nominee and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note. The aggregate principal amount of the Global DTC Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" of Euroclear and "The General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to interests in the Offshore Global Notes that are held by Agent Members through Euroclear and Cedel Bank.

         Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of Offshore Physical Notes.

         The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "PHYSICAL NOTES." The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the "GLOBAL NOTES."

         The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer or Officers executing such Notes, as evidenced by the execution of such Notes.

         SECTION 2.02. RESTRICTIVE LEGENDS. (a) Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement (or in the case of Additional Notes not initially sold pursuant to a registration statement, in connection with another registration statement),
(i) the U.S. Global Notes, any U.S. Global DTC Note and any U.S. Physical Notes shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Notes, until the later of February 19, 2000 (or, in the case of such Additional Notes, until the later of any separation date with respect thereto and the 41st day after such Additional Notes are first issued thereunder), and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto, shall bear the legend set forth below on the face thereof.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN EURO 250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) TO A PERSON OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT THAT, FOR ANY TRANSFER PRIOR TO FEBRUARY 19, 2000, FURNISHES TO THE TRUSTEE PRIOR TO SUCH TRANSFER, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) PURSUANT TO THE EXEMPTION FROM

         REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         (b) Each Global Note (other than a Global DTC Note), whether or not an Exchange Note, shall also bear the following legend on the face thereof:

         THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE,
         (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE DELIVERED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

         (c) Each Global DTC Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

         (d) Prior to the Separation Date, each Note shall bear the following legend on the face thereof:

         THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE NOTE AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 7.53614 SHARES OF COMMON STOCK, PAR VALUE $2.00 PER SHARE, OF CARRIER1 INTERNATIONAL S.A. (A "WARRANT"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) AUGUST 19, 1999, (ii) THE COMMENCEMENT OF THE EXCHANGE OFFER UNDER THE REGISTRATION RIGHTS AGREEMENT, (iii) THE EFFECTIVE DATE OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALES OF THE NOTES AND (iv) SUCH DATE AS DETERMINED BY MORGAN STANLEY & CO. INCORPORATED IN ITS SOLE DISCRETION, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

         THE TRANSFER RESTRICTIONS APPLICABLE TO THIS NOTE ARE ALSO APPLICABLE TO THE UNIT OF WHICH THIS NOTE FORMS A PART.

         The Company shall notify the Trustee in writing upon obtaining knowledge of the occurrence of the Separation Date. Upon the request of any Holder after the Separation Date, the Registrar shall deliver Notes that do not bear the legend set forth in this paragraph (d).

         SECTION 2.03. EXECUTION, AUTHENTICATION AND DENOMINATIONS. Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by one Officer of the Company. The signature of an Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; PROVIDED that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

         The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Notes shall be issuable only in registered form without coupons and only in denominations of Euro1,000 in principal amount and any integral multiple thereof.

         SECTION 2.04. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Notes may be presented for payment (the "PAYING AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in London (in the case of all Notes other than the Global DTC Notes) in the Borough of Manhattan, The City of New York (in the case of the Global DTC Notes) and, in the event the Notes are included on the Frankfurt over-the-counter market, in Frankfurt. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "SECURITY REGISTER"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; PROVIDED that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

         The Company initially appoints the Trustee (through its London branch, in the case of all Notes other than Global DTC Notes) as Registrar, Paying Agent and authenticating agent and the Chase Manhattan Bank London Branch as London Paying Agent. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

         SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Not later than 10:00 a.m. (London time) on the Business Day immediately prior to each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the London Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due; PROVIDED that Pledged Securities held pursuant to the Pledge Agreement may satisfy the provisions of this sentence. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

         SECTION 2.06. TRANSFER AND EXCHANGE. The Notes are issuable only in registered form. The Notes shall initially be issued as part of an issue of Euro Units, each of which consists of one Note and one Euro Warrant. Prior to the Separation Date, the Notes may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Euro Warrants issued in connection with the Notes. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Owners of beneficial interests in a Global Note will not be entitled to have Notes registered in their names, and will not receive or be entitled to receive Physical Notes except pursuant to Section 2.07(b). Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder);

PROVIDED that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.07. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES. (a) The Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Common Depositary and (iii) bear legends as set forth in Section 2.02.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as Common Depositary, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, or transfers between the Depositary for the Global DTC Notes and the Depositary for the other Global Notes. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of each Depositary and the provisions of Section 2.08. In addition, Physical Notes shall be transferred to the Depositary for all beneficial owners in exchange for their beneficial interests in the relevant Global Notes if (i) the Depositary, with respect to such Global Note, notifies the Company that it is unwilling or unable to continue as Depositary for such Global Notes, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Notes.

         (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (d) In connection with the transfer of the Global Notes in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to the Depositary for each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes or U.S. Global DTC Notes pursuant to paragraph (b) or
(d) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of
Section 2.08, bear the legend regarding transfer restrictions applicable to the Physical Note set forth in Section 2.02.

         (f) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b) or (d) of this
Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Physical Note set forth in Section 2.02.

         (g) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.08. SPECIAL TRANSFER PROVISIONS. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement (or in the case of Additional Notes not initially sold pursuant to a registration statement, in connection with another registration statement), the following provisions shall apply:

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than Euro250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes or the U.S. Global DTC Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes or U.S. Global DTC Notes in an amount equal to the principal amount of the beneficial interest in such Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB:

                  (i) If the Note to be transferred consists of (x) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes or the U.S. Global DTC Notes, the transfer of such interest may be effected only through the book entry system maintained by either or both Depositaries.

                  (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the

         Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes or the U.S. Global DTC Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

         (c) TRANSFERS OF INTERESTS IN LEGENDED OFFSHORE PHYSICAL NOTES. The following provisions shall apply with respect to registration of any proposed transfer of any Offshore Physical Notes bearing the Private Placement Legend:

                  (i)    The Registrar shall register the transfer of any Note
         (x)(A) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D-1 hereto from the proposed transferor and (B) if it receives a certificate substantially in the form of Exhibit D-2 hereto from the proposed transferee or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Notes, or U.S. Global DTC Notes in an amount equal to the principal amount of the legended Offshore Physical Notes to be transferred, and the Trustee shall cancel the legended Offshore Physical Notes.

         (d) TRANSFERS OF INTERESTS IN THE OFFSHORE GLOBAL NOTES OR UNLEGENDED OFFSHORE PHYSICAL NOTES. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or unlegended Offshore Physical Notes. The Registrar shall register the transfer of any such Note without requiring any additional certification.

         (e) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person (excluding QIBs):

                  (i) Prior to the Separation Date and prior to February 19, 2000, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person only (x) if it receives a certificate substantially in the form of Exhibit D-1 hereto from the proposed transferor, (y) if it receives a certificate substantially in the form of Exhibit D-2 from the proposed transferee and (z) such transfer is in conjunction with a transfer of the related Euro Warrants pursuant to the terms of the Euro Warrant Agreement.

                  (ii) On or after the Separation Date but prior to February 19, 2000, the Registrar shall register any proposed transfer to any Non-U.S. Person (x) upon receipt of a certificate substantially in the form of Exhibit D-1 hereto from the proposed transferor and (y) if it receives a certificate substantially in the form of Exhibit D-2 from the proposed transferee.

                  (iii) After February 19, 2000, the Registrar shall register any proposed transfer to any Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D-1 hereto from the proposed transferor.

                  (iv) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes or the U.S. DTC Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (iii) and (y) instructions in accordance with the relevant Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Notes in an amount equal to the principal amount of the beneficial interest in such Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member and the transfer is after the Separation Date and February 19, 2000, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes, the U.S. Global Notes or U.S. Global DTC Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes or U.S. Global DTC Notes, as the case may be.

         (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.02,
(ii) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.08 exist or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the

Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (g) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that neither the Registrar nor the Trustee shall be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.09. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; PROVIDED that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

         Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

         SECTION 2.10. OUTSTANDING NOTES. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section
2.10 as not outstanding.

         If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a BONA FIDE purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

         A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         SECTION 2.11. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer or Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.12. CANCELLATION. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

         SECTION 2.13. CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP", "CINS" or "ISIN" numbers or common codes (if then generally in use), and the Company and the Trustee shall use any such CUSIP, CINS or ISIN numbers or common codes, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any such "CUSIP", "CINS" or "ISIN" numbers or common codes for the Notes.

         SECTION 2.14. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.15. ISSUANCE OF ADDITIONAL NOTES. The Company may, subject to Article Four of this Indenture and applicable law, issue additional Notes under this Indenture (the "ADDITIONAL NOTES"). The Notes issued on the Closing Date, any Exchange Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                  ARTICLE THREE
                                   REDEMPTION

         SECTION 3.01. RIGHT OF REDEMPTION. (a) The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after February 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an

Interest Payment Date), if redeemed during the 12-month period commencing February 15 of the years set forth below:


                                                                  REDEMPTION
                       YEAR                                          PRICE
                       ----                                      ------------
                       2004........................................106.625%
                       2005........................................104.417
                       2006........................................102.208
                       2007 and thereafter.........................100.000


         (b) In addition, at any time prior to February 15, 2002, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an amount equal to the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of, or capital contributions to, the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 113.25%, plus accrued and unpaid interest if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); PROVIDED that (i) an aggregate principal amount equal to at least 65% of the principal amount of the initially issued Notes (plus the principal amount of any Additional Notes) remains outstanding after each such redemption and (ii) notice of such redemption is mailed within 60 days of each such sale or capital contribution.

         (c) In the event that (i) as a result of any change in, or amendments to, any laws or treaties (or any regulations or rulings promulgated thereunder) or any change in official position regarding the application of such laws, treaties, regulations or rulings (including a holding, judgement or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective after the Closing Date, the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts, and (ii) the Company cannot reasonably arrange (without other material adverse consequences to the Company) for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, then the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the Redemption Date.

         SECTION 3.02. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

         The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

         SECTION 3.03. SELECTION OF NOTES TO BE REDEEMED. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, by lot or in accordance with the Trustee's usual procedures; PROVIDED that no Note of Euro1,000 in principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of Euro1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to Euro1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than Euro1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

         SECTION 3.04. NOTICE OF REDEMPTION. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed, including the portion of the principal amount thereof, and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to Euro1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

                  (vii) that, if any Note contains a CUSIP, CINS or ISIN number or common code as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number or common code either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

         At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

         SECTION 3.05. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

         SECTION 3.06. DEPOSIT OF REDEMPTION PRICE. At least one Business Day prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) Euros in immediately available funds sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.07. PAYMENT OF NOTES CALLED FOR REDEMPTION. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date

(unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

         SECTION 3.08. NOTES REDEEMED IN PART. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR
                                    COVENANTS

         SECTION 4.01. PAYMENT OF NOTES. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

         The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

         SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in London (in the case of all Notes other than the Global DTC Notes), in the Borough of Manhattan, The City of New York (in the case of the Global DTC Notes) and, in the event the Notes are included on the Frankfurt over-the-counter market, in Frankfurt, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in London (in the case of all Notes other than the Global DTC Notes), in the Borough of Manhattan, The City of New York (in the case of the Global DTC Notes) and, in the event the Notes are included on the Frankfurt over-the-counter market, in Frankfurt for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

         SECTION 4.03.  LIMITATION ON INDEBTEDNESS.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and the Dollar Notes (including any Exchange Notes and any Exchange Notes (as defined in the Dollar Notes Indenture), but excluding any Additional Notes or Additional Notes (as defined in the Dollar Notes Indenture)), and other Indebtedness existing on the Closing Date); PROVIDED that the Company or any Permanent Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

         Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                  (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed (after giving effect to any refinancing thereof) the sum of (a) $100 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11 of this Indenture, plus (b) an amount equal to the lesser of (1) 80% of the consolidated book value of the accounts receivable of the Company and its Restricted Subsidiaries determined in accordance with GAAP (determined as of the end of the most recently ended fiscal quarter for which reports have been filed with the Commission or provided to the Trustee) and (2) $100 million;

          (ii) Indebtedness owed (A) to the Company evidenced by a promissory note or (B) to any Restricted Subsidiary; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

          (iii) Indebtedness issued to refinance then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi),
     (viii), (xi) or (xii) of this paragraph) and any refinancings thereof, in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance the Notes in part or Indebtedness that is PARI PASSU with, or expressly subordinated in right of payment to, the Notes or any Notes Guarantee shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU with the Notes or any Notes Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU with, or expressly subordinate in right of payment to, the remaining Notes or any Notes Guarantee, (B) in case the Indebtedness to be refinanced is expressly subordinated in right of payment to the Notes or any Notes Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or any Notes Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or any Notes Guarantee and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

          (iv) Indebtedness (A) in respect of performance, surety, appeal or other similar bonds provided in the ordinary course of business and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, bankers' acceptances, surety or performance bonds or other similar instruments securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (v) Indebtedness of the Company or any Permanent Guarantor, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or to purchase Dollar Notes tendered in an offer to purchase under the Dollar Notes Indenture or (B) deposited to defease the Notes as described under Article Eight;

          (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07; and Guarantees of Indebtedness of any Restricted Subsidiary by any Restricted Subsidiary provided such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary;

          (vii) Indebtedness (including Guarantees and the German Network L/C) Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including leases on an indefeasible right-to-use basis and multiple investment units) (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Company or a Restricted Subsidiary;

          (viii) Indebtedness of the Company or any Permanent Guarantor not to exceed, at any one time outstanding (after giving effect to any refinancing thereof), two times the sum of (A) the Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent (I) such capital contribution or Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv), (vi) or (x) of the second paragraph of Section 4.04 to make a Restricted Payment and (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company after the Closing Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent (I) such capital contribution or sale of Capital Stock has not been used pursuant to clause (iii), (iv) or (vii) of the second paragraph of Section 4.04 to make a Restricted Payment and (II) if such

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                                       53

     capital contribution or Capital Stock is used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, 80% of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

          (ix) Acquired Indebtedness;

          (x) Strategic Subordinated Indebtedness;

          (xi) Indebtedness in respect of bankers' acceptance and letters of credit, all in the ordinary course of business, in an aggregate amount outstanding at any time not to exceed $10 million; and

          (xii) subordinated Indebtedness of the Company or any Permanent Guarantor (in addition to Indebtedness permitted under clauses (i) through (xi) above) in an aggregate principal amount outstanding at any time (after giving effect to any refinancing thereof) not to exceed $100 million.

     (b) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in another currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred (or, in the case of Indebtedness under a revolving credit facility, at the time of commitment), PROVIDED that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Guarantees, Liens or obligations with respect to letters of credit, bankers' acceptances or other similar instruments supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 of this Indenture shall not be treated as giving rise to Indebtedness. For purposes of determining compliance with this Section 4.03,

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                                       54

(1) any other obligation of the obligor on such Indebtedness arising under any Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that the same secures the principal amount of such Indebtedness and (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses (but may allocate portions of such Indebtedness between or among such clauses).

     SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) dividends or distributions on Capital Stock of a Restricted Subsidiary held by minority interest holders on no more than a pro rata basis, measured by value and based on all outstanding Capital Stock of such Restricted Subsidiary) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Company or any Wholly Owned Restricted Subsidiary or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is expressly subordinated in right of payment to the Notes or any Notes Guarantee or (iv) make any Investment, other than a Permitted Investment, in any other Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 PLUS (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from

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                                       55

the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including the proceeds of an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under
Section 4.03 PLUS (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and Investments under clause (vi),
(viii) or (xii) of the second paragraph of this Section 4.04) in any Person resulting from payments of interest on Indebtedness, dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause
(C)(1) above), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Notes Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03;

          (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or any Subsidiary of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

          (iv) the making of any principal payment on or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

          (v) payments or distributions to dissenting shareholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five of this Indenture;

          (vi) any Investment in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment; PROVIDED that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (a) $25 million, plus (b) the amount of Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under Section 4.03 or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses (iii), (iv) or
     (x) of this paragraph, of this Section 4.04, plus (c) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

          (vii) Investments acquired as a capital contribution to or in exchange for Capital Stock (other than Disqualified Stock) of the Company;

          (viii) Investments in Permitted Joint Ventures not exceeding, at the time of the Investment, the sum of (A) $10 million and (B) the net reduction in Investments made pursuant to this clause (viii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) above) or from such Person becoming a Restricted Subsidiary (valued in

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                                       57

     each case as provided in the definition of "Investments"), PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

          (ix) repurchases of Warrants pursuant to a Repurchase Offer or within ten days of their expiration in accordance with the terms of the Warrant Agreements in effect on the Closing Date, and any purchase of any fractional shares of Common Stock (or other Capital Stock of the Company issuable upon exercise of the Warrants) in connection with an exercise of the Warrants, and any payments in connection with the anti-dilution provisions of the Warrant Agreements;

          (x) the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of the Company or options, warrants or other rights to purchase such shares held by Management Investors upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options, warrants or other rights were issued; PROVIDED that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such shares or options, warrants or other rights after the Closing Date does not in the aggregate exceed (A) $5 million, plus (B) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution from, or from the issuance or sale to, Management Investors of Capital Stock of the Company or any options, warrants or other rights to acquire such Capital Stock, plus (C) the proceeds of insurance policies used to effect any such purchase, redemption, retirement or other acquisition;

          (xi) any purchase, redemption, retirement or other acquisition of Capital Stock deemed to occur upon the exercise of options, warrants or other rights if such Capital Stock represents a portion of the exercise price thereof; or

          (xii) other Restricted Payments in an aggregate amount not to exceed $5 million plus the net reduction in Investments made pursuant to this clause (xii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause
     (C)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

PROVIDED that, except in the case of clauses (i), (iii) and (xi), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment referred to in clause (vii) thereof and a purchase, redemption, retirement or other acquisition of Capital Stock referred to in clause (xi) thereof), and the Net Cash Proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments.

     SECTION 4.05. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.


     The foregoing provisions shall not restrict any encumbrances or restrictions:

          (i) existing on the Closing Date, including under this Indenture, the Dollar Notes Indenture or any other agreements or instruments in effect on the Closing Date, and any refinancings of such agreements or instruments; PROVIDED that the encumbrances and restrictions in any such refinancings are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being refinanced;

          (ii) existing under or by reason of applicable law or any requirement of any applicable governmental regulatory authority;

          (iii) existing with respect to any Person, or any property or assets, acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable (A) in the case of an acquisition of such Person, to any other Person or (B) in the case of an acquisition of such property or assets, any other property or assets;

          (iv) in the case of clause (iv) (and, solely with respect to clauses
     (A), (B) and (D) of this clause (iv), clause (i)) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, license, conveyance or contract or similar property

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                                       59

     or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or (D) arising under the terms of Indebtedness Incurred under clause (vii) of the second paragraph of Section 4.03 that restrict the transfer of the property or assets acquired with such Indebtedness;

          (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

          (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued, or any agreement relating to the sale, disposition or financing of receivables, if (A) either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such Indebtedness or agreement or (2) the Company in good faith determines (as set forth in a Board Resolution) that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes and (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith);

          (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

          (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

     Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     SECTION 4.06. LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

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                                       60

          (i) to the Company or a Wholly Owned Restricted Subsidiary;

          (ii) issuances of director's qualifying shares or issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

          (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section
     4.04 if made on the date of such issuance or sale; or

          (iv) issuances or sales of Common Stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or
     (B) of Section 4.11 of this Indenture.

     SECTION 4.07. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor which is PARI PASSU with or expressly subordinate in right of payment to the Notes or any Notes Guarantee ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee, until payment in full of the outstanding principal amount of such Notes and any premium or accrued and unpaid interest thereon then due and owing; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (a) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (b) of Indebtedness Incurred pursuant to clause (i) of the second paragraph of Section
4.03. If the Guaranteed Indebtedness is (A) PARI PASSU with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer (including by way of merger or consolidation), to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale,

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                                       61

exchange, transfer or other transaction is not prohibited by this Indenture),
(ii) the legal or covenant defeasance of the Notes or satisfaction and discharge of this Indenture, subject to customary contingent reinstatement provisions,
(iii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee or (iv) upon the merger or consolidation of such Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation.

     SECTION 4.08. LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms that taken as a whole are no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to:

          (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view, or is upon terms that taken as a whole are no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction;

          (ii) any transaction solely between or among the Company and any of its Wholly Owned Restricted Subsidiaries or solely between or among Wholly Owned Restricted Subsidiaries;

          (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

          (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

          (v) any Restricted Payments (or a transaction excluded from the definition of the term "Restricted Payments") not prohibited by Section 4.04;

          (vi) transactions consisting of or pursuant to employment or benefit agreements, plans, programs or arrangements for or with, or indemnification or contribution obligations to, employees, officers or directors in the ordinary course of business;

          (vii) the entering into of the Securities Purchase and Cancellation Agreement, the 1999 Share Option Plan, the Securities Purchase Agreement, the Registration Rights Agreement and the Securityholders' Agreement, as described in the Offering Memorandum dated February 12, 1999 as amended or supplemented, and performance of the obligations and the transactions contemplated thereby; or

          (viii) issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses
(ii) through (viii) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

     SECTION 4.09. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is expressly subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

     The foregoing limitation does not apply to:

          (i) Liens existing on the Closing Date;

          (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

          (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

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                                       63

          (iv) Liens securing Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03 to refinance secured Indebtedness; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

          (v) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary (or obligations in respect thereof) permitted under Section 4.03; or

          (vi) Permitted Liens.

     SECTION 4.10. LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties more than one year after acquiring such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the second paragraph of Section 4.11 of this Indenture.

     SECTION 4.11. LIMITATION ON ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary (including any Released Indebtedness and including by way of relief from or by any other Person assuming responsibilities for any liabilities other than Indebtedness ("Released Liabilities")) is at least equal to the fair market value of the assets sold or disposed of; PROVIDED that this clause (i) shall not apply to any sale, transfer or other disposition arising from foreclosure, condemnation or similar action with respect to any assets and (ii) at least 75% of the consideration received (including any Released Indebtedness and Released Liabilities) consists of cash, Temporary Cash Investments or Released Indebtedness and Released Liabilities; PROVIDED, HOWEVER, that this clause (ii) shall not apply to long-term assignments in

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                                       64

capacity in a telecommunications network or other transfers of indefeasible rights of use, multiple investment units or dark fibers.

     In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to Section 4.18), then the Company shall or shall cause the relevant Restricted Subsidiary to:

          (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets

               (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Restricted Subsidiary providing a Notes Guarantee or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or

               (B) invest an equal amount, or the amount not so applied pursuant to clause (A), (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and

          (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied or committed to be applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied or committed to be applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least $5 million,

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                                       65

the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes (and if and to the extent required by the terms of any Indebtedness that is PARI PASSU with the Notes or any Notes Guarantee ("Pari Passu Indebtedness"), purchase, redeem or repay such Pari Passu Indebtedness) on a PRO RATA basis an aggregate principal amount of Notes (and an amount of Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes (and the required amount of Pari Passu Indebtedness), plus accrued interest (if any) to the Payment Date. If the aggregate principal amount of the Notes and aggregate principal amount of such Pari Passu Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) exceeds such Excess Proceeds, such Excess Proceeds will be apportioned between the Notes and such Pari Passu Indebtedness, with the portion of such Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the aggregate principal amount of the Notes and the denominator of which is the sum of the aggregate principal amount of the Notes and the aggregate principal amount of such Pari Passu Indebtedness and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

     Any Excess Proceeds remaining after such Offer to Purchase is completed may be applied to fund any general corporate purpose not prohibited by the Indenture.

     For purposes of the first paragraph of this Section 4.11, (1) securities received by the Company or any Restricted Subsidiary in any Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 12 months after such Asset Sale and (2) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary, shall be deemed to be cash.

     SECTION 4.12. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL. The Company shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Payment Date.

     SECTION 4.13. EXISTENCE. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is, in the judgment of the Company, no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

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                                       66

     SECTION 4.14. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or
(c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Restricted Subsidiary; PROVIDED that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim (x) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) if failure to do so would not (as determined by the Company in good faith) reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company and its Restricted Subsidiaries taken as a whole or (z) if any resulting Lien constitutes a Permitted Lien or otherwise complies with Section 4.09.

     SECTION 4.15. MAINTENANCE OF PROPERTIES AND INSURANCE. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this Section 4.15 shall prevent the Company or any Restricted Subsidiary from omitting to take such action or discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such omission, discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

     The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business; PROVIDED that in the judgment of the Company such insurance is available to the Company on commercially reasonable terms and is desirable.

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                                       67

     SECTION 4.16. NOTICE OF DEFAULTS. In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

     SECTION 4.17. COMPLIANCE CERTIFICATES. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

     SECTION 4.18. COMMISSION REPORTS AND REPORTS TO HOLDERS. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of a Shelf Registration Statement (the "Registration") and
(ii) the date that is six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission to the extent then permitted by the Securities Exchange Act of 1934, as amended, and by the Commission, all such information on an appropriate available form as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 as if it were a U.S. company and subject thereto, including information required by annual, quarterly and current reports whether or not required to be so filed. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to all Holders, without cost to such Holders, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Company shall, at its cost, supply the Trustee and each Holder or shall supply to the Trustee for forwarding to all Holders, without cost to such Holders, quarterly and annual reports substantially equivalent to those described above or which would otherwise be required by the Exchange Act commencing with the report for the fiscal quarter ending immediately after the Closing Date; provided that the Company may deliver copies of the registration statement (including pre-effective amendments thereto) with respect to the Exchange Offer to the extent it contains the information that would have been required in such reports. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

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                                       68

     SECTION 4.19. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.20. ADDITIONAL AMOUNTS. All payments made by the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, "TAXES") imposed or levied by or on behalf of Luxembourg or any other jurisdiction in which the Company is organized or is a resident for tax purposes or by any government authority or political subdivision or territory or possession or agency therein or thereof having the power to tax (each, a "TAXING AUTHORITY"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

     If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within Luxembourg or within any other jurisdiction in which the Company is organized or is a resident for tax purposes, from any payment made under or with respect to the Notes, the Company shall pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder of Notes after such withholding or deduction will not be less than the amount the Holder and beneficial owner would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts shall be payable with respect to a payment made to a Holder of Notes or to a third party on behalf of a Holder, with respect to (a) any Taxes that would not have been so imposed but for the existence of any present or former connection between such Holder and the jurisdiction imposing such tax (other than the mere receipt of such payment or the ownership or holding outside of Luxembourg of such Note); (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such Note; or (d) Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply, upon written request therefor furnished by the Company to the Trustee, with any certification, identification, information, or other documentation requirement under law, regulation, administrative practice or an applicable treaty that is a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of Taxes; nor shall Additional Amounts be paid: (i) if the payment under or with

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                                       69

respect to the Notes could have been made by another paying agent without such deduction or withholding, (ii) if the payment under or with respect to the Notes could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after (A) the date on which such payment or such Note became due and payable or (B) the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period), (iii) with respect to any payment under or with respect to the Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note.

     The Company shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company shall use its reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company will supply to the Trustee for forwarding to all Holders, without cost to such Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or if, notwithstanding the Company's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the Company.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company shall be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and shall set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of Notes on the payment date.

     The foregoing provisions shall survive any termination or the discharge of this Indenture and shall apply MUTATIS MUTANDIS to any jurisdiction in which any successor Person to the Company is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

     In addition, the Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Luxembourg or any political subdivision thereof or therein in respect of the creation, issue and offering of the Notes.

     Whenever in this Indenture or the Notes there is mentioned in any context, the payment of amounts based upon principal of, premium, if any, or interest or of any other amount payable

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                                       70

under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.


                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

     SECTION 5.01. WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the Kingdom of the Netherlands (including the Netherlands Antilles), Bermuda, Canada, Switzerland, any member state of the European Union or the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on the Notes and under this Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; PROVIDED that this clause (iii) shall only apply to a sale of less than all of the assets of the Company;

          (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor on such Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; PROVIDED that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor of the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted

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                                       71

     Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; and

          (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and Opinion of Counsel, in each case to the effect that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in this paragraph relating to such transaction have been complied with;

PROVIDED, HOWEVER, that (x) in giving any such opinion such counsel may rely on an Officers' Certificate as to compliance with the foregoing clauses (ii), (iii) and (iv) and as to any matters of fact and (y) clauses (iii) and (iv) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of organization of the Company, and such transaction does not have as one of its purposes the evasion of the foregoing limitations.

     SECTION 5.02. SUCCESSOR SUBSTITUTED. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.


                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

     SECTION 6.01. EVENTS OF DEFAULT. Any of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; PROVIDED that a failure to make any of the first five scheduled interest payments on the Notes on the applicable Interest Payment Date will constitute an Event of Default with no grace or cure period;

          (c) default in the performance or breach of the provisions of Article Five of this Indenture or the failure to make or consummate an Offer to Purchase when required in accordance with Section 4.11 or 4.12 of this Indenture;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) or the Pledge Agreement and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms.

     SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of
Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances (if any) of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes that have

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                                       74

become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may, and, subject to Section 7.02(iv), at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04. WAIVER OF PAST DEFAULTS. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of
Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05. CONTROL BY MAJORITY. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06. LIMITATION ON SUITS. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

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                                       75


                  (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

                  (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances (if any) of the Trustee, its agents and counsel.


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                                       76


         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First:  to the Trustee for all amounts due under Section 7.07;

                  Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims


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                                       77


or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

         SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE SEVEN
                                     TRUSTEE

         SECTION 7.01. GENERAL. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. All rights (including the right to indemnification) stated in this Article Seven shall also be conferred on any Registrar or Paying Agent. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every


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                                       78


provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

         SECTION 7.02. CERTAIN RIGHTS OF TRUSTEE. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document; and


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                                       79


                  (viii) the Trustee shall not be charged with knowledge of any documentation other than this Indenture or documentation to which it is a party.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Pledge Agreement or the Notes, (ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULT. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15, beginning with May 15, 1999, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed by the Company with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (if any) incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.


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                                       80


         The Company shall indemnify the Trustee (which for purposes of this Section 7.07 shall include its directors, officers, employees and agents) for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. At the Trustee's request, the Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust, pursuant to the Pledge Agreement or otherwise, to pay principal of, premium, if any, and interest on particular Notes.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

         The provisions of this Section 7.07 shall survive the termination of this Indenture, the payment of the Notes and the resignation or removal of the Trustee.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:
(i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged


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                                       81


a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

         The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee


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                                       82


with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

         SECTION 7.10. ELIGIBILITY. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable Federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

         SECTION 7.11. MONEY HELD IN TRUST. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.


                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

         SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, as trust funds solely for the benefit of the Holders for that purpose, money or European Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party


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                                       83


         or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 4.20, 7.07, 7.08 and 8.06, and the rights, powers, trusts, duties and immunities of the Trustee hereunder, shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.06, and the Trustee's obligations under Sections 8.04 and 8.05, shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.02. DEFEASANCE AND DISCHARGE OF INDENTURE. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

                  (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) European Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest or on any earlier Redemption Date; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such European Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes and, with respect


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                                       84


         to any Redemption Date, the Company shall have provided the Trustee with irrevocable instructions to redeem all of the Notes on such Redemption Date;

                  (B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (C) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (D) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                  (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with (which Opinion of Counsel may rely on any Officers certificate as to matters of fact, including, to the extent applicable, compliance with the foregoing clauses (A), (B), (C) and (D)).

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(2) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 4.20, 8.06, and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.06, and the Trustee's obligations under Sections 8.04 and 8.05, shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03. DEFEASANCE OF CERTAIN OBLIGATIONS. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and
(iv) of Section 5.01 and Sections 4.03 through 4.12 and clause (c) of Section
6.01 with respect to clauses (iii) and (iv) of Section 5.01 and with respect to Sections 4.11 and 4.12, clause (d) of Section 6.01 with respect to Sections 4.02 through 4.10 and 4.13 through 4.19 and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

                  (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) European Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes (i) on the Stated Maturity of such principal or interest or (ii) on any earlier Redemption Date; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such European Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes and, with respect to any Redemption Date, the Company shall have provided the Trustee with irrevocable instructions to redeem all of the Notes on such Redemption Date;

                  (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and
         (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (iv) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with (which Opinion of Counsel may rely on any Officers certificate as to matters of fact, including, to the extent applicable, compliance with the foregoing clauses (i), (ii), (iii) and (iv)).

         SECTION 8.04. APPLICATION OF TRUST MONEY. Subject to Section 8.06, the Trustee shall hold in trust money or European Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from European Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 8.05. REPAYMENT TO COMPANY. Subject to Sections 8.01, 8.02 and 8.03, the Trustee shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee with respect to such money shall cease.

         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or European Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or European Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; PROVIDED that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

                  (2)    to comply with Article Five;

                  (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (6) to add one or more Subsidiary Guarantees on the terms required by this Indenture; or

                  (7) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

         SECTION 9.02. WITH CONSENT OF HOLDERS. Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture, the Pledge Agreement and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Pledge Agreement or the Notes.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

                  (ii) reduce the principal amount of, premium, if any, or interest on any Note;

                  (iii) change any place or currency of payment of principal of, premium, if any, or interest on, any Note;

                  (iv) impair the right of such Holder to institute suit for the enforcement of any payment of principal, premium or interest on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) of any Note;

                  (v) reduce the percentage or principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

                  (vi) waive a default in the payment of principal of, premium, if any, or interest on, any Note;

                  (vii) modify the Pledge Agreement to release any collateral subject to the Pledge Agreement (other than as contemplated thereby); or

                  (viii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03. REVOCATION AND EFFECT OF CONSENT. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, subject to the last paragraph of this Section 9.03, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective on the later of the date of receipt of such certificate and the date specified in such amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

         SECTION 9.04. NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.05. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                   ARTICLE TEN
                                    SECURITY

                  SECTION 10.01. SECURITY. (a) On the Closing Date, the Company shall (i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Pledged Securities to be pledged to the Trustee for the benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first five scheduled interest payments due on the Notes. In the event the Pledged Securities to be purchased on the Closing Date are for any reason not purchased by the Company, the Company shall purchase and deliver to the Trustee additional Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of all Pledged Securities thereafter held in the Pledge Account, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide payment for the first five scheduled interest payments due on the Notes. The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Pledge Account pending disposition pursuant to the Pledge Agreement.

                  (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain (to the maximum extent permitted by law), as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

                  (c) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

                  (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

                  (e) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

         SECTION 11.01. TRUST INDENTURE ACT OF 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 11.02. NOTICES. Any notice or communication hereunder shall be sufficiently given if in writing, in English and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

         IF TO THE COMPANY:

                  Carrier1 International S.A.
                  c/o Carrier1 International GmbH
                  Militarstrasse 36
                  CH-8004 Zurich
                  Switzerland
                  Telecopier No.: 011-41-1-297-2601
                  Attention: General Counsel

         IF TO THE TRUSTEE:

                  The Chase Manhattan Bank
                  450 West 33rd Street, 15th floor
                  New York, NY 10001-2097
                  Telecopier No.: (212) 946-8177 or 8178
                  Attention: Capital Market Fiduciary Services

                  and

                  The Chase Manhattan Bank London branch
                  Trinity Tower
                  9 Thomas More Street
                  London E1 9YT
                  Telecopier No.: 011-44-1202-34-7945
                  Attention: Manager Capital Markets Fiduciary Services

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.03. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate to the effect that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel to the effect that, in the opinion of such Counsel, all such conditions precedent have been complied with.

         Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

         SECTION 11.04. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Subject to the last paragraph of Section 11.03, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.16) shall include:

                  (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 11.05. RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.06. PAYMENT DATE OTHER THAN A BUSINESS DAY. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding

Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

         SECTION 11.07. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.08. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

         SECTION 11.09. SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.10. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 11.11. SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.12. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

         SECTION 11.13. METHOD OF PAYMENT. (a) Euro is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages, except as otherwise set forth in this Section 11.13.

         (b) Investors who hold beneficial interests in Global DTC Notes, directly or indirectly, through DTC will be paid in U.S. dollars converted from such payments in Euro by the Paying Agent unless the registered holder, on behalf of any such owner of beneficial interests, elects to receive payments in Euro.

         Upon receipt of notice of such election and wire transfer instructions on or prior to the fourth New York Business Day (as defined in clause (c)) after the record date for any payment of interest and on or prior to the sixth New York Business Day prior to the payment of principal, the Paying Agent will make such payments in Euro to the Euro accounts of the relevant Holders.

         The Paying Agent shall convert the remainder of the aggregate amount of such payments into U.S. dollars, based on the Paying Agent's bid quotation, at or prior to 11:00 a.m., New York Time, on the second New York Business Day preceding the date of such payment, for the purchase of U.S. dollars with Euro, for settlement on the date of such payment. If such bid quotation is not available, all such payments will be made in Euro, outside DTC to Euro accounts maintained by Holders of the Global DTC Notes.

         (c) All costs of conversion, if any, will be borne by holders of beneficial interests in the Global DTC Notes, by deduction from such payments. All costs of payment by wire transfer referred to in paragraph (b) above will be borne by registered holders receiving such payments by deduction from such payments. For purposes of the foregoing, "NEW YORK BUSINESS DAY" means a day all banking institutions are not authorized or obligated by law or executive order to be closed in The City of New York.

         SECTION 11.14. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. (a) With respect to any suit, action, or proceeding that may be brought in connection with this Indenture or the Notes or any Guarantee, if any, the Company irrevocably consents to the jurisdiction of any United States federal or New York State court sitting in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

         (b) The Company (i) irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, NY 10019 (together with any successor, the "AUTHORIZED AGENT"), as its authorized agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Section
11.13 and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company (mailed or delivered to its General Counsel at its executive office at Militarstrasse 36, CH-8004, Zurich, Switzerland), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding.

         (c) To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

         SECTION 11.15. JUDGMENT CURRENCY. The Company hereby agrees to indemnify the Trustee, its directors, its officers and each person, if any, who controls the Trustee within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being made or given against the Company for any Euro amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "JUDGMENT CURRENCY") other than Euros and as a result of any variation as between (i) the rate of exchange at which the Euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York on which such party on the date of payment of such judgment or order is able to purchase Euros with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order. The term "spot rate of exchange" shall include any premiums or costs of exchange payable in connection with the purchase of, or conversion into the Euros.

         SECTION 11.16. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. UPON THE ISSUANCE OF THE EXCHANGE NOTES OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                            CARRIER1 INTERNATIONAL S.A.

                                            By: /s/ Mark A. Pelson
                                               ---------------------------------
                                                   Name: Mark A. Pelson
                                                   Title: Director


                                            By: /s/ Glenn M. Creamer
                                               ---------------------------------
                                                   Name: Glenn M. Creamer
                                                   Title: Director



                                            THE CHASE MANHATTAN BANK, Trustee

                                            By: /s/ William Potes
                                               ---------------------------------
                                                   Name: William Potes
                                                   Title: Assistant Treasurer

                                                                      EXHIBIT A


                                 [FACE OF NOTE]

                           CARRIER1 INTERNATIONAL S.A.

                        13 1/4% Senior Euro Note due 2009

                                          [CUSIP] [CINS] [ISIN] [          ]
                                                                 ----------

No.                                                         Euro
  ----                                                           ----------

     CARRIER1 INTERNATIONAL S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ____________ (Euro ____________________) on February 15, 2009.

     Interest Payment Dates: February 15 and August 15, commencing August 15, 1999.

     Regular Record Dates: February 1 and August 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                        CARRIER1 INTERNATIONAL S.A.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:




                    (Trustee's Certificate of Authentication)

This is one of the 13 1/4% Senior Euro Notes due 2009 described in the within-mentioned Indenture.


Date:                                   THE CHASE MANHATTAN BANK,
                                           as Trustee

                                        By:
                                            ---------------------------------
                                            Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                           CARRIER1 INTERNATIONAL S.A.

                        13 1/4% Senior Euro Note due 2009



1.   PRINCIPAL AND INTEREST.

     The Company will pay the principal of this Note on February 15, 2009.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date.

     [If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before August 19, 1999 in accordance with the terms of the Registration Rights Agreement dated February 12, 1999 between the Company, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Warburg Dillon Read LLC and Bear, Stearns & Co. Inc., the annual interest rate borne by the Notes shall be increased by 0.5% from the rate shown above accruing from August 19, 1999, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing February 15, 2000 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.]*

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 19, 1999; PROVIDED that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

----------------------
* To be omitted from Exchange Notes. Substantially similar language to be included or omitted, as the case may be, with respect to Additional Notes, MUTATIS MUTANDI.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

     Under certain circumstances described in the Indenture, the Company also shall pay Additional Amounts to the Holders of Notes equal to an amount that the Company may be required to withhold or deduct for or on account of Taxes imposed by a Taxing Authority, from any payment made under or with respect to the Notes.

2.   METHOD OF PAYMENT.

     The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each February 15 and August 15, commencing August 15, 1999 to the persons who are Holders (as reflected in the Security Register at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after February 15, 2009.

     The Company will pay principal, premium, if any, and as provided above, interest in Euros. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   PAYING AGENT AND REGISTRAR.

     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar. In addition, the Trustee will maintain a paying agent in London and in Frankfurt in the event that the Notes are included in the Frankfurt over-the-counter market.

4.   INDENTURE; LIMITATIONS.

     The Company issued the Notes under an Indenture dated as of February 19, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company except to the extent set forth in Article Ten of the Indenture and the Pledge Agreement.

     The Company may, subject to Article Four of the Indenture and applicable law, issue Additional Notes under the Indenture.

5.   OPTIONAL REDEMPTION.

     The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after February 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing February 15 of the years set forth below:

         YEAR                      REDEMPTION PRICE
         ----                      ----------------
         2004..................        106.625%
         2005..................        104.417
         2006..................        102.208
         2007 and thereafter...        100.000


     At any time prior to February 15, 2002, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an amount equal to the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of, or capital contributions to, the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 113.25%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); PROVIDED that (i) an aggregate principal amount equal to at least 65% of the principal amount of the initially issued Notes (plus the principal amount of any Additional Notes) remains outstanding after each such redemption and (ii) notice of such redemption is mailed within 60 days of each such sale or capital contribution.

     In the event that (i) as a result of any change in, or amendments to, any laws or treaties (or any regulations or rulings promulgated thereunder) or any change in official position regarding the application of such laws, treaties, regulations or rulings (including a holding, judgement or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective after the Closing Date, the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts, and (ii) the Company cannot reasonably arrange (without other material adverse consequences to the Company) for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, then the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the Redemption Date.

     Notes in original denominations larger than Euro1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.   REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than Euro1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Notes are in registered form without coupons in denominations of Euro1,000 of principal amount and multiples of Euro1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.   PERSONS DEEMED OWNERS.

     A Holder shall be treated as the owner of a Note for all purposes.

9.   UNCLAIMED MONEY.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

     If the Company deposits with the Trustee money or European Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.  RESTRICTIVE COVENANTS.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13.  SUCCESSOR PERSONS.

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  DEFAULTS AND REMEDIES.

     Any of the following events constitutes an "Event of Default" under the
Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; PROVIDED that a failure to make any of the first five scheduled interest payments on the relevant series of Notes on the applicable Interest Payment Date will constitute an Event of Default with no grace or cure period;

          (c) default in the performance or breach of the provisions of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase when required in accordance with Section 4.11 or 4.12 of the Indenture;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) or the Pledge Agreement and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Company) occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  SECURITY.

     The Company has entered into the Pledge Agreement for the purchase and pledge to the Trustee for the benefit of the Holders Pledged Securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide for payment in full of the first five scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Trustee for the benefit of the Holders and will be held by the Trustee in the Pledge Account pending disbursement pursuant to the Pledge Agreement.

16.  TRUSTEE DEALINGS WITH THE COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  NO RECOURSE AGAINST OTHERS.

     No incorporator or any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.  AUTHENTICATION.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Carrier1 International S.A, c/o Carrier1 International GmbH, Militarstrasse 36, CH-8004 Zurich, Switzerland;
Attention: Kees van Ophem, Vice President Purchase and General Counsel.

20.  SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE.

     In connection with the Indenture or the Notes or any Guarantee, if any, the Company irrevocably consents to the jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. In connection with any Guarantee, the Company shall use reasonable efforts to cause the issuer of any Guarantee to submit to jurisdiction to substantially the same extent.

     The Company (i) irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, NY 10019 (together with any successor, the "Authorized Agent"), as its authorized agent upon which process may be served in any such suit, action or proceeding and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company (mailed or delivered to its General Counsel at its executive office at Militarstrasse 36, CH-8004, Zurich, Switzerland), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the Indenture or the Notes, to the extent permitted by law.

     THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

-------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing --------------------------------------------------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
          ON ALL NOTES OTHER THAN EXCHANGE NOTES AND UNLEGENDED NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [CHECK ONE]

/    /  (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

/    /  (b) this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     -----------        -------------------------------------------------------
                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
      -------------------       -----------------------------------------------
                                NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Note purchased by the Company pursuant to Section
4.11 or 4.12 of the Indenture, check the Box: / /

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount (in principal amount): Euro ________________.


Date:
     -------------------------

Your Signature:
              -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------

                                                                       EXHIBIT B
                               Form of Certificate

                                                           _____________ , ____
The Chase Manhattan Bank
450 West 33rd Street, 15th floor
New York, NY 10001-2097
Telecopier No.: (212) 946-8177 or 8178
Attention: Capital Markets Fiduciary Services

The Chase Manhattan Bank London branch
Trinity Tower
9 Thomas More Street
London E1 9YT
Telecopier No.: 011-44-1202-34-7945
Attention: Capital Markets Fiduciary Services

                RE: CARRIER1 INTERNATIONAL S.A. (THE "COMPANY")
                13 1/4% SENIOR EURO NOTES DUE 2009 (THE "NOTES")
                ------------------------------------------------

Dear Sirs:

     This letter relates to Euro ________________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02(a) of the Indenture dated as of February 19, 1999 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                     Very truly yours,

                                                     [Name of Holder]

                                                     By:
                                                        ------------------------
                                                        Authorized Signatory

20731870.1

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                            ____________, ____


The Chase Manhattan Bank
450 West 33rd Street, 15th floor
New York, NY 10001-2097
Telecopier No.: (212) 946-8177 or 8178
Attention: Capital Markets Fiduciary Services

The Chase Manhattan Bank London branch
Trinity Tower
9 Thomas More Street
London E1 9YT
Telecopier No.: 011-44-1202-34-7945
Attention: Capital Markets Fiduciary Services


                 RE: CARRIER1 INTERNATIONAL S.A. (THE "COMPANY")
                 13 1/4% SENIOR EURO NOTES DUE 2009 (THE "NOTES")
                 ------------------------------------------------

Dear Sirs:

     In connection with our proposed purchase of Euro _______ aggregate principal amount of the Notes, in accordance with Section 2.08(a) of the Indenture referred to below, we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February 19, 1999 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the

Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than Euro 250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) to a person outside the United States in an offshore transaction in compliance with Regulation S under the Securities Act that, for any transfer prior to February 19, 2000, furnishes to the Trustee and the Company, prior to such transfer, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                        Very truly yours,

                                                        [Name of Transferee]


                                                        By:
                                                           ---------------------
                                                           Authorized Signatory

                                                                     EXHIBIT D-1

              FORM OF CERTIFICATE TO BE DELIVERED BY TRANSFERORS IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                         _______________,____
The Chase Manhattan Bank
450 West 33rd Street, 15th floor
New York, NY 10001-2097
Telecopier No.: (212) 946-8177 or 8178
Attention: Capital Markets Fiduciary Services

The Chase Manhattan Bank London branch
Trinity Tower
9 Thomas More Street
London E1 9YT
Telecopier No.: 011-44-1202-34-7945
Attention: Capital Markets Fiduciary Services


                 RE: CARRIER1 INTERNATIONAL S.A. (THE "COMPANY")
                 13 1/4% SENIOR EURO NOTES DUE 2009 (THE "NOTES")
                 ------------------------------------------------

Dear Sirs:

     In connection with our proposed sale of Euro _________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

     (1) the offer of the Notes (and any Units of which they may form a part) was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transfer is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                                      D-1-2

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                      Very truly yours,

                                                      [Name of Transferor]


                                                      By:
                                                        ------------------------
                                                        Authorized Signatory

                                                                     EXHIBIT D-2

                            FORM OF CERTIFICATE TO BE
                   DELIVERED BY TRANSFEREES IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S



            [Date]


The Chase Manhattan Bank
450 West 33rd Street, 15th floor
New York, NY 10001-2097
Telecopier No.:  (212) 946-8177 or 8178
Attention: Capital Markets Fiduciary Services

The Chase Manhattan Bank London Branch
Trinity Tower
9 Thomas More Street
London E1 9YT
Telecopier No.: 011-44-1202-34-7945
Attention: Capital Markets Fiduciary Services

                 RE: CARRIER1 INTERNATIONAL S.A. (THE "COMPANY)
                 13 1/4% SENIOR EURO NOTES DUE 2009 (THE "NOTES")
                 ------------------------------------------------

Dear Sirs:

     In connection with our proposed purchase of Euro ___________ aggregate principal amount of the Notes, we certify that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture dated as of February 19, 1999 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT").

     2. We understand that the Notes have not been registered under the Securities Act, and accordingly may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S) except as set forth in the following sentence. We agree that if, prior to February 19, 2000, we decide (for ourself

                                      D-2-2

or for any account for which we are acting) to resell or otherwise transfer the Notes, we will do so only (a) to the Company or any subsidiary thereof, (b) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee and the Company a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes of less than Euro 250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (d) to a person outside the United States in an offshore transaction in compliance with Regulation S under the Securities Act that, for any transfer prior to February 19, 2000, furnishes to the Trustee and the Company, prior to such transfer, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (f) pursuant to an effective registration statement under the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect during such period, which legend may be removed after such period upon receipt of a certificate by the Trustee (the form of which can be obtained from the Trustee).

     3. We are purchasing the Notes for our own account or an account with respect to which we exercise sole investment discretion and that we and any such account are each a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary), and that we and any such account are not a U.S. person (as defined in Regulation S) and we are not acquiring the Notes for the account or benefit of any U.S. person.

     4. We represent and agree that hedging transactions involving the Notes may not be conducted unless in compliance with the Securities Act and that, during the distribution compliance period (defined as one year after the date of the closing), the Notes will bear a legend to this effect, and that we will not engage in any such hedging transactions.

     5. We understand that the Company and the Trustee will refuse to register any transfer of Notes not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

     6. We agree that we will deliver to each person to whom we transfer any of the Notes notice of any restrictions on transfer of such securities.

     7. If we are acquiring any Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account

                                      D-2-3

and we have full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

     8. The transfer restrictions applicable to this Note and the provisions of this certificate are also applicable to any Unit of which this Note may form a part.

     The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We agree to notify the Trustee promptly if any of our representations herein ceases to be accurate and complete.


                                                Very truly yours,

                                                [Name of Transferee]


                                                By:
                                                   ----------------------------
                                                   Authorized Signature